             CONFIDENTIAL TREATMENT REQUESTED FOR CERTAIN PORTIONS

     ** Indicates that confidential information has been omitted and filed separately with the SEC in an application for confidential treatment.

                                                                   Exhibit 10.18

                                    AGREEMENT

                                     BETWEEN

                     PRECISION ENGINE PRODUCTS - CO. (PEP-C)

                         AND MADISON - KIPP CORPORATION

                                       FOR

                           PURCHASE OF VTAA PEDESTALS

1. PRODUCT: Machined pedestals for the VTAA Assembly on the DCX 3.5L SOHC program for Kenosha Engine Plant or other engines using the same machined pedestals. ** Parts will be produced to the blueprint specifications. All mutually agreed upon subsequent revisions of the listed parts will be added to this agreement.

2. TERM: The DCX Program term will begin June 30, 2004 or upon successful PPAP/PSO and run though June 30, 2007. It is solely PEP-C's option to continue this program to June 30, 2008 for a fourth year. This program is subject to PEP-C retaining the DCX Program. Should PEP-C lose this program this agreement is cancelled without any additional charges to PEP-C.

3. PURCHASE AND SALE COMMITMENT: PEP-C will purchase from MADISON - KIPP 100% of the VTAA Pedestals to support DCX requirements for the above listed programs for each year the program is in effect or renewed.

      PROPRIETARY INFORMATION: All drawings, electronic files, pricing, sourcing, contracts, tooling and processes related to the subject product line as well as communications transmitted from PEP-C, or it's parent firm, to MADISON-KJPP or, to any of it's sub suppliers shall be regarded proprietary information and considered as confidential. Confidential information is the property of PEP-C and may not be disclosed to any third party without the written permission of PEP-C.

      5. ENGINEERING CHANGE: All engineering changes initiated by PEP-C and agreed on by MADISON-KJPP will be processed pursuant to PEP-C practices in effect at the time of change. MADISON-KIPP will cooperate in the implementation of engineering changes. PEP-C is responsible for the purchase of all scheduled production completed or in process at the time of change. MADISON-KIPP's price changes for PEP-C approved engineering changes are to be based solely on the cost differential of the design variance from the original design version as MADISON-KIPP justifies and documents to PEP-C.

      6. PRICING AND PRICE ADJUSTMENTS: Pricing for the pedestals is set forth as follows in Exhibit "A."

                            EXHIBIT "A" BASE PRICING
                   From Proposal 20890-R3 dated Oct. 10, 2003
                            Estimated SOP l-Sept-2004

 PEP-C
P/N DESC   Volume  Price   Volume   Price    Volume    Price   Volume    Price     Weight
--------   ------  -----   ------   -----    ------    -----   ------    -----     ------
   **        **     **       **      **        **       **       **       **       .2551
   **        **     **       **      **        **       **       **       **       .3331
   **        **     **       **      **        **       **       **       **       .2883

            All values represent USD $. Calendar quarter piece price metal adjustment calculation: Platts Metals Week MW US Transaction. Average of the last two weeks from month two month prior to the effective date plus $** (Last two weeks of Feb for April effective date.)

      7.    PAYMENT TERMS: Net 45 days.

      8. QUALITY: MADISON-KIPP shall provide and maintain a quality system as follows:

            8.1. MADISON-KIPP will follow ALAG-QS-9000, PFMEA, SPC, and PPAP manuals, including the "DaimlerChrysler specific" portion and ISO 9002 procedures in the administration and execution of the PEP-C contract MADISON-KIPP will follow a process signoff
                  (PSO) similar to DCX for production equipment/processes prior to deliverables.

            8.2. Stanadyne AQP process and/or DCX PAP (Product Assurance Planning) will be used to plan and execute all aspects of the implementation and production of the 3.5L VTAA Shaft Program.

            8.3. Madison-KIPP will be measured utilizing the PEP-C "Supplier Performance Program," Stanadyne Procedure P-l.003 Rev. "G" dated 12/15/03 (copy attached). MADISON-KIPP will abide by principles outlined in Stanadyne Procedure P-9.009 "Guidelines for Suppliers" Rev. "F" dated 1/20/03, or any subsequent mutually agreed upon revisions thereof.

            8.4. Engineering changes in product or process will not be implemented without prior approval by PEP-C. Changes will only be accepted on the PEP-C SRPPC (Supplier Request Product/Process Change) form.

            8.5. Warranty: Seller expressly warrants that all products covered by this Supply Agreement will conform to the specifications, drawings, samples or descriptions furnished by Buyer, and will be merchantable, of good material and workmanship and free from defects. No other warranty provisions of either Seller or Buyer apply.

      9. POINT OF DELIVERY: Parts will be shipped in returnable dunnage supplied, cleaned, repaired or replaced as required by PEP-C, and shipped F.O.B. MADISON-KIPP.

      10. SCHEDULING AND INVENTORY PROGRAMS: PEP-C will provide delivery schedules for quantities and dates. PEP-C will provide a monthly firm schedule release of 3 months from the present day. A planning forecast of the next 3 months will be provided along with the releases. PEP-C's liability for material will be limited to the firm delivery releases. Planning forecast items will have no financial commitment to MADISON-KIPP. A total planning window of 3 months firm and 3 months forecast to equal 6 months will be provided monthly.

      11. MADISON-KIPP will cooperate with PEP-C to attain PEP-C production, inventory, or scheduling objectives for any PEP-C developed "Just In Time" or other continuous improvement program.

      12. TOOLING: All tooling used by MADISON-KIPP or its subsidiaries to produce parts under the agreement shall be used exclusively for PEP-C product line, and may not be used to produce product for any other entity. At termination of this Agreement, all such PEP-C tooling as defined in Stanadyne Purchase order # 32004880 dated 07/19/04 (copy attached), shall be returned to PEP-C, absent mutual agreement of the parties to the contrary. Should the tooling be in the possession of any sub-supplier of MADISON-KIPP, MADISON-KIPP agrees to take all appropriate steps to retrieve the said tooling from its sub-supplier and arrange for its return to PEP-C.

      13. CAPACITY: It is understood MADISON-KIPP will maintain sufficient capacity in place to meet the peak demands of ** engine sets of Pedestals for the Kenosha Engine Plant program.

      14. COMPETITIVENESS: MADISON-KIPP agrees to remain competitive with regard to a qualified, verifiable price, quality, and delivery during the term of this agreement. In the event MADISON-KIPP is not able to remain competitive as determined by PEP-C based on price, quality and delivery standards, PEP-C will have the right to cancel this agreement or any pertinent program without cancellation charge. MADISON-KIPP will be given a last right of refusal as it pertains to the PRODUCT.

      15. NON-COMPETITION: During the life of this agreement MADISON-KIPP agrees that it will not provide or enter into any agreement to provide the same products to any current customer or client of PEP-C. If PEP-C loses the business, MKC will have the right to protect the business interest and investment with a new supplier.

      16. AIVIENDMENTS/ADDITIONS: This Agreement, together with the documents referenced herein, constitutes the entire agreement of the parties relating to its sub-price change in good faith. To become effective, any amendments and/or additions to this Agreement must be made in writing signed by the parties to this agreement. This Agreement, all orders placed under this Agreement, shall be governed by the laws of the State of Connecticut.

      The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

Stanadyne Automotive                           Madison-Kipp Corporation
Precision Engine Products Co.

/s/ Robert Dayton                              /s/ Robert R. Johnson
-------------------------------                --------------------------------
Robert Dayton                                 Robert R. Johnson
Vice President & General Manager              Vice President
                                              Sales & Marketing

Date: 7/22/04                                 Date:   21 July 2004